                                                                    Exhibit 23.3

                        [LETTERHEAD OF COOPERS & LYBRAND]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-3 of Geotek Communications, Inc. of our report dated 27 March 1996 on our audits of the financial statements of National Band Three Limited as of 31 December 1995 and 1994, and for the years ended 31 December 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended 31 December 1995.




Coopers & Lybrand
London, United Kingdom

January 30, 1997